ASSET TRANSFER AGREEMENT

This Asset Transfer Agreement ("Agreement") is made and entered into as of November 30, 2023, by and between:

Ankam, Inc., a Nevada corporation, with its registration address at 5348 VEGAS DRIVE, VEGAS, NV, 89108, USA ("Transferor"),

and

Ankam LLC, a Wyoming limited liability company, with its registration address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming, 82801, USA ("Transferee").

WHEREAS,Transferor has developed and solely owns a MoneySaverApp, an application created to aggregate various discount cards on mobile device ("Application"), with the main advantage of easy access to any discounts at any moment from anywhere, enabling people to share discount cards with anyone and getting new discounts.

WHEREAS, Transferor desires to transfer, convey, assign and deliver the 100% of ownership interest of the Application to Transferee, in its entirely, all of its right, title, and interest in and to the Application, including, but not limited to, all intellectual property rights, source code, documentation and data related thereto. Additionally, Transferor shall transfer to the Transferee all documentation pertaining to the financial and economic activities, historical records, and ongoing business operations associated with the Application to its balance sheet as of the date of this Agreement, specifically to its wholly-owned subsidiary.

WHEREAS, Transferee desires to accept the Application from Transferor, along with all intellectual property rights, source code, documentation, data related, all documentation pertaining to the financial and economic activities, historical records, and ongoing business operations associated with the Application to its balance sheet as of the date of this Agreement and undertake its further development, maintenance, and improvement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

1. Transfer of Assets

1.1 Transferor hereby transfers, conveys, assigns, and delivers to Transferee, and Transferee hereby accepts from Transferor, all of Transferor's right, title, and 100% of the ownership interest in and to the Application, including, but not limited to:

•	All source code, object code, documentation, and other intellectual property rights related to the Application.
•	All rights, title, and interest in and to any trademarks, copyrights, patents, trade secrets,and other intellectual property rights associated with the Application.
•	All data associated with the Application, including user data, application usage data,and any other data related to the operation of the Application.
•	All contracts and agreements relating to the development, use, or license of the Application.
•	All documentation pertaining to the financial and economic activities, historical records related to the Application as of the date of this Agreement.
•	All ongoing business operations associated with the Application

1.2 Transferor represents and warrants that it has the full right, power, and authority to enter into this Agreement and to transfer, convey, assign and deliver the 100% of ownership interest of the Application to Transferee, in its entirely, all of its right, title, and interest in and to the Application, including, but not limited to, all intellectual property rights, source code, documentation, data related, all documentation pertaining to the financial and economic activities, historical records, and ongoing business operations associated with the Application as of the date of this Agreement. Transferor confirms that Application shall be transferred to the Transferee free and clear of all liens, encumbrances, claims, and liabilities of any kind, except for those liabilities specifically assumed by the Transferee under this Agreement.

2. Development, Maintenance, and Improvement

2.1 Transferee agrees to undertake the further development, maintenance, and improvement of the Application. This includes, but is not limited to:

•	Adding new features and functionality to the Application.
•	Fixing bugs and errors in the Application.
•	Maintaining the Application's security and performance.
•	Providing user support for the Application.

2.2 Transferee will use commercially reasonable efforts to develop, maintain, and improve the Application in accordance with the highest industry standards.

3. Payment

3.1 As consideration for the transfer of the Application, including all associated intellectual property rights, source code, documentation, data related, all documentation pertaining to the financial and economic activities, historical records, and ongoing business operations associated with the Application as of the date of this Agreement, the conveyance of 100% ownership interest from the Transferor to its Transferee, no monetary payment or consideration shall be required. This transfer is executed as part of a strategic corporate arrangement, and it is expressly agreed that the Transferee assumes ownership of the Application without the necessity of any financial exchange between the parties involved. This agreement is based on mutual understanding and the strategic objectives of both Transferor and Transferee.

4. Closing

4.1 The closing of the transfer of the Assets (the "Closing") shall take place on November 30, 2023. The Transferor shall deliver to the Transferee at the Closing:

• An executed copy of this Agreement;

• An assignment of all related contracts and leases;

• A certificate of good standing from the state of incorporation or formation of the Transferor;

• Such other documents as the Transferee may reasonably request.

4.2 Upon the Closing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Representations and Warranties

5.1 Each party represents and warrants to the other party that:

•	It has the full power and authority to enter into this Agreement and perform its obligations hereunder.
•	It will comply with all applicable laws and regulations in connection with this Agreement.

5.2 The Transferor represents and warrants to the Transferee that:

• The Transferor is the legal and beneficial owner of the Assets;

• The Transferor has the full right, power, and authority to enter into and perform this Agreement and to transfer the Assets to the Transferee;

• The Assets are free and clear of all liens, encumbrances, claims, and liabilities of any kind, except for those liabilities specifically assumed by the Transferee under this Agreement;

• The Assets are in good working order and condition, and have been properly maintained;

• The Assets are suitable for the intended use of the Transferee.

6. Covenants

6.1 The Transferor covenants and agrees that:

• It will cooperate with the Transferee in arranging for the transfer of the Assets;

• It will disclose to the Transferee all material information concerning the Assets prior to the Closing;

• It will not take any action that would impair the value of the Assets.

6.2 The Transferee covenants and agrees that:

• It will use the Assets in a lawful manner and for the intended purpose;

• It will maintain the Assets in good working order and condition;

• It will indemnify and hold harmless the Transferor from and against any and all claims, damages, losses, liabilities, costs, and expenses arising out of or in connection with the Transferee's use of the Assets.

7. Indemnification

7.1 Each party agrees to indemnify and hold harmless the other party, its officers, directors, employees, and agents from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees) arising out of or relating to any breach of its representations, warranties, or covenants under this Agreement.

8. General Provisions

8.1 This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications, representations, or agreements, whether oral or written.

8.2 This Agreement may be amended only by a writing signed by both parties.

8.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Counterparts

9.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Severability

10.1 If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be struck from this Agreement and the remaining provisions shall remain in full force and effect.

11. Notices

11.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

November 30, 2023

ANKAM, INC.

By:	/s/	Bakur Kalichava
	Name:	Bakur Kalichava
	Title:	President, Director, Chief Executive Officer, Director, Authorized Manager Secretary & Treasurer

ANKAM LLC

By:	/s/	Bakur Kalichava
	Name:	Bakur Kalichava
	Title:	Authorized Manager